Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation, which is about to file a Registration Statement on Form S-4 pertaining to the registration of 10,730,000 shares of Ashland Inc. Common Stock with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitutes and appoints JAMES J. O’BRIEN, DAVID L. HAUSRATH and LINDA L. FOSS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Registration Statement and the exhibits thereto and any and all other documents in connection therewith, and any such amendments thereto, with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated: July 17, 2008

/s/ JAMES J. O’BRIEN	/s/ BARRY W. PERRY
James J. O’Brien, Chairman of the Board and Chief Executive Officer	Barry W. Perry, Director

/s/ LAMAR M. CHAMBERS	/s/ MARK C. ROHR
Lamar M. Chambers, Senior Vice President, Chief Financial Officer and Controller	Mark C. Rohr, Director

/s/ ROGER W. HALE	/s/ GEORGE A. SCHAEFER
Roger W. Hale, Director	George A. Schaefer, Jr., Director

/s/ BERNADINE P. HEALY	/s/ THEODORE M. SOLSO
Bernadine P. Healy, Director	Theodore M. Solso, Director

/s/ KATHLEEN LIGOCKI	/s/ JOHN F. TURNER
Kathleen Ligocki, Director	John F. Turner, Director

/s/ VADA O. MANAGER	/s/ MICHAEL J. WARD
Vada O. Manager, Director	Michael J. Ward, Director